Registration No. 333-196342

As filed with the Securities and Exchange Commission on May 27, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAND INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

30-0793847 IRS Employer Identification Number	7380 Primary Standard Industrial Classification Code Number

13 Stusa Street, Lvov Region

 Zvirka, Ukraine, 8000

Tel. 011-380-325728055

Email: sandinternationainc@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	4,000,000	$0.03	$120,000	$19.37

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

SAND INTERNATIONAL INC.

4,000,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the initial offering of common stock of Sand International Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Aliaksandr Savelyeu, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price Per Share ($)	Commissions	Proceeds to Company Before Expenses ($)
			If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Common Stock	0.03	Not Applicable	30,000	60,000	90,000	120,000
Total	0.03	Not Applicable	30,000	60,000	90,000	120,000

Sand International Inc. is a development stage company and has limited operations.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Sand International Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company’s bank account. This account is under the Control of the Company and only Aliaksandr Savelyeu, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment.

Sand International, Inc. is not a Blank Check company. Its business plan has no indications to engage in a merger or acquisition with an unidentified company or companies, or other entity.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The purchase of the securities offered through this prospectus involves a high degree of risk. Your should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 7 through 13 before buying any shares of Sand International, Inc’s common stock.

Neither the Sec nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED ____________________, 2014

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7 -12
FORWARD-LOOKING STATEMENTS	1 3
USE OF PROCEEDS	1 3
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	17
DESCRIPTION OF BUSINESS	22
LEGAL PROCEEDINGS	27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	27
EXECUTIVE COMPENSATION	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
PLAN OF DISTRIBUTION	30
DESCRIPTION OF SECURITIES	32
INDEMNIFICATION	33
INTERESTS OF NAMED EXPERTS AND COUNSEL	33
EXPERTS	33
AVAILABLE INFORMATION	33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33
INDEX TO THE FINANCIAL STATEMENTS	34

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SAND INTERNATIONAL INC.” REFERS TO SAND INTERNATIONAL INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 6 and 11, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

SAND INTERNATIONAL INC.

Corporate Background and Business Overview

We are a development stage company and operate a consulting business in electromagnetic fields, microwave, electrical and ionizing detection, shielding and protection in Ukraine. We plan to expand our services to European and North American market in the future if we have the available resources and growth to warrant it.  Sand International Inc. was incorporated in Nevada on June 14, 2013. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum funding of $30,000 for the next twelve months as described in our Plan of Operations. After twelve months period we may need additional financing. If we do not generate any significant revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 13 Stusa Street, Lvov Region, Zvirka, Ukraine, 8000. Our phone number is 011-380-325728055.

Being a development stage company, we have very limited operating history. We require minimum funding of approximately $30,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $30,000, our business may fail. Even if we raise $30,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

From inception until the date of this filing, we have had very limited operating activities.  Even though we are development stage company with limited operations our sole officer and our sole director Mr. Savelyeu will devote only a limited time to the company and has no experience in managing a public reporting company his background, experience and business contacts in electromagnetic fields industry are essential to our business and have already resulted in the first revenues of $900 earned on June 24, 2014 pursuant to the signed consulting agreement and are anticipated to result in the future revenues.  Our financial statements from Inception (June 14, 2013) through March 31, 2014 report no revenues and a net loss of $852.  Our independent registered public accounting firm has issued an audit opinion for Sand International Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Consulting Agreement with Yar Centre, a Ukraine based company. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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 THE OFFERING

The Issuer:	SAND INTERNATIONAL INC.
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$120,000
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Aliaksandr Savelyeu.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from June 14, 2013 (Inception) to March 31, 2014.

Financial Summary	March 31, 2014 ($) (Audited)
Cash and Deposits	3,472
Total Assets	3,472
Total Liabilities	324
Total Stockholder’s Equity	3,148

Statement of Operations	Accumulated From June 14, 2013 (Inception) to March 31, 2014 ($) (Audited)
Total Expenses	852
Net Loss for the Period	(852)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks associated to our business

Because our independent registered public accountants have issued a going concern opinion, there is a substantial uncertainty that we will continue operations, in which case you could lose your investment.

Our independent registered public accountants have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As of March 31, 2014, we had cash in the amount of $3,472 and liabilities of $324.   As of the day of this Prospectus we had cash in the amount of $983 and liabilities of $324.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

As an “emerging growth company” under the Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period and the election is irrevocable. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations in the consulting business in electromagnetic fields. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of March 31, 2014, we had cash in the amount of $3,472 and liabilities of $324. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on June 14, 2013 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any significant operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We face strong competition from lager and well established companies, which could harm our business and ability to operate profitably.

Our industry is competitive.  There are many businesses specializing in consulting of electromagnetic fields in Ukraine and Europe and our services are not unique to their services.  Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name.  Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

We currently have identified only one customer. If we do not attract new customers, we will not make profit, which will ultimately will result in a cessation of operations.

We currently have identified only one customer to use our service, a Ukraine based company Yar Centre. We have not identified any other customers and we cannot guarantee we ever will have any other customers.  Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

The consulting industry of electromagnetic fields might be affected by general economic decline and this could adversely affect our operating results and could lead to lower revenues than expected.

The consulting industry of electromagnetic fields might be affected by general economic decline.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having been formed and commenced operations only in 2013-2014.  Our success depends on our ability to build and maintain the brand image for our services.  We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our services’ brand image and on customer preferences.  Our relationships with all of our customers will be new and may be terminated at any time.  We need to maintain and expand our relationships with potential users of our services and effectively manage these relationships.  If we fail to successfully manage our relationships with our customers, to build and maintain our brand image and corporate reputation our business may suffer.

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Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

Because company’s headquarters are located outside the United States, U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non-U.S. resident officer and director. While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident and our headquarters are located in Ukraine. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Ukraine it may be difficult or impossible for U.S. investors to collect a judgment against us.

Because Mr. Savelyeu, our sole officer and director, is not a resident of the United States it may be difficult to enforce any liabilities against him. Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Aliaksandr Savelyeu, our sole officer and director resides outside the United States.  If a shareholder desired to sue, the shareholder would have to serve a summons and complaint.  Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

Because our sole officer and director will own 50% or more of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

Mr. Aliaksandr Savelyeu, our sole officer and director, will own 50% or more of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.   Also, Mr. Savelyeu will have the ability to make decisions regarding, (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to himself; (ii) employment decisions, including his own compensation arrangement, and (iii) whether to enter into material transactions with related parties. The interests of Mr. Aliaksandr Savelyeu may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Key management personnel may leave the company, which could adversely affect the ability of the company to continue operations. The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

While performing our consulting services our sole officer and director, Mr. Savelyeu, could be exposed to electromagnetic fields which may lead to adverse health risks.

While performing our consulting services our sole officer and director, Mr. Savelyeu, could be exposed to electromagnetic fields which may lead to adverse health risks. The loss of Mr. Aliaksandr Savelyeu due to health issues posed by the electromagnetic fields exposure to our company could negatively impact our business development.

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Because our current sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

  Aliaksandr Savelyeu, our sole officer and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Aliaksandr Savelyeu to our company could negatively impact our business development.

Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Ms. Savelyeu’s time to our company as well as additional conflict of interests over determining to which entity a particular business opportunity should be presented.

Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Ms. Savelyeu’s time to our company as well as additional conflict of interests over determining to which entity a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director has verbally agreed to present business opportunities first to us, subject to any pre-existing duty he may have, we have not adopted a policy that expressly prohibits our sole officer and director Mr. Savelyeu from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to which entity particular business opportunities should be presented, our sole officer and director Mr. Savelyeu may favor his own interests and the interests of the Karpenko Physical-Mechanical Institute of the National Academy of Science of Ukraine over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

Any additional funding we arrange through the sale of our common stock will result in dilution to existing shareholders.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

Risks associated with this offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Sand International Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on June 14, 2013 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

Our President, Mr. Aliaksandr Savelyeu does not have any prior experience conducting a best-effort offering, and our best offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Aliaksandr Savelyeu does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “penny stock”.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We are selling this offering without an underwriter and maybe unable to sell any shares. ..

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least 25% of the shares and we receive the proceeds in the amount of $30,000 from this offering, we may have to seek alternative financing to implement our business plan.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Sand International Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenues we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Aliaksandr Savelyeu, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

Our management has no experience in running a public company.

Our sole director, Mr. Aliaksandr Savelyeu, never operated as a public company.  He has no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $120,000 as anticipated.

Gross proceeds	30,000	$60,000	$90,000	$120,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$22,000	$52,000	$82,000	$112,000
Establishing an office	$3,000	$5,000	$8,000	$12,000
Website development	$3,000	$5,000	$8,000	$10,000
Salary to a specialist	$-	$10,000	$20,000	$30,000
Marketing and advertising	$6,000	$10,000	$20,000	$30,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Miscellaneous expenses*	$-	$12,000	$16,000	$20,000

*general administrative expenses, business development, support materials

The above figures represent only estimated costs. If necessary, Aliaksandr Savelyeu, our president and director, has verbally agreed to loan the company funds to complete the registration process. Any loans provided or to be provided by Mr. Savelyeu to complete the registration process are not due on demand. The obligation to Mr. Savelyeu does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Savelyeu or the repayment of the funds to Mr. Savelyeu. The entire transaction was verbal.  Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Aliaksandr Savelyeu will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Aliaksandr Savelyeu. Mr. Aliaksandr Savelyeu will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on June 14, 2013.  Aliaksandr Savelyeu, the Company’s sole officer and director, paid $.001 per share for the 4,000,000 shares of common stock he purchased from the Company on August 30, 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2014, the net tangible book value of our shares of common stock was $3,148 or approximately $0.0008 per share based upon 4,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $115,148 or approximately $0.0144 per share. The net tangible book value per share prior to the offering is $0.0008. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0135 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0144 per share.

After completion of this offering, if 4,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $120,000, or $0.03 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which he has made contributions of cash totalling $4,000.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $85,148, or approximately $0.0122 per share. The net tangible book value per share prior to the offering is $0.0008. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0114 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0122 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which he has made contributions of cash totaling $4,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $55,148, or approximately $0.0092 per share. The net tangible book value per share prior to the offering is $0.0008. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0084 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0092 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which he has made contributions of cash totaling $4,000 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $25,148 or approximately $0.0050 per share. The net tangible book value per share prior to the offering is $0.0008. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0042 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0050 per share.

After completion of this offering investors in the offering will own 20% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholder will own 80% of the total number of shares then outstanding, for which he has made contributions of cash totaling $4,000 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if 25% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholder	$30,000
Net tangible book value per share after offering	$0.0050
Increase to present stockholders in net tangible book value per share
after offering	$0.0042
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 25% of shares	5,000,000
Percentage of ownership after offering	80%
Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.0092
Increase to present stockholders in net tangible book value per share
after offering	$0.0084
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 50% of shares	6,000,000
Percentage of ownership after offering	66.67%
Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholder	$90,000
Net tangible book value per share after offering	$0.0122
Increase to present stockholders in net tangible book value per share
after offering	$0.0114
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 50% of shares	7,000,000
Percentage of ownership after offering	57.14%
Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholder	$120,000
Net tangible book value per share after offering	$0.0144
Increase to present stockholders in net tangible book value per share
after offering	$0.0135
Capital contributions	$3,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	8,000,000
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.03
Dilution per share	$0.0156
Capital contributions	$120,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholder	3.23%
Percentage of capital contributions by new investors	96.77%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.0178
Capital contributions	$90,000
Percentage of capital contributions by existing shareholder	4.26%
Percentage of capital contributions by new investors	95.74%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	42.86%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.0208
Capital contributions	$60,000
Percentage of capital contributions by existing shareholder	6.25%
Percentage of capital contributions by new investors	93.75%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33.33%
Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Dilution per share	$0.0250
Capital contributions	$30,000
Percentage of capital contributions by existing shareholder	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our cash balance is $3,472 as of March 31, 2014.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Aliaksandr Savelyeu, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Aliaksandr Savelyeu, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 13 Stusa Street, Lvov Region, Zvirka, Ukraine, 8000. Our phone number is 011-380-325728055.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have  generated revenues of only $900 and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully attract customers to use our services we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $120,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We operate a consulting business in electromagnetic fields, including but not limited to site checks to establish the areas of concern, measure and mitigate both the magnetic fields and the electrical fields, prepare assessment surveys, offer advice on how to protect our clients from potentially damaging radiation, electromagnetic interference investigations, electromagnetic fields consulting services, and all types of inspection and abatement in Ukraine. We have generated  revenues of $900 and our principal business activities to date consist of creating a business plan and entering into a Consulting agreement on April 25, 2014 with Yar Centre, a private Ukraine based company.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Upon completion of our public offering, our specific goal is to profitably operate our consulting business in electromagnetic fields. Our plan of operations is as follows:

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Complete our public offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Negotiate consulting agreements with potential customers

Time Frame: 1st- 3rd months.

No material costs.

Initially, our sole officer and director, Mr. Aliaksandr Savelyeu, will look for potential customers. We plan to contact and start negotiations with other potential customers in Ukraine through our officer and sole director, Ms. Savelyeu’s network of friends and business associates in Ukraine. Our methods of communication will include: phone calls, email and regular mail. Also we will ask our satisfied customers for referrals. We intend to develop and maintain a database of potential customers who may want to use our services.  We will follow up with these clients periodically and offer them special discounts from time to time. As of the date of this prospectus Yar Centre is the only company we have signed a consulting agreement with. Even though the negotiation of additional consulting agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations. Even if we are able to obtain sufficient number of consulting agreements, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.  If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign.

Time Frame: 2nd- 5th months.

Material costs: $6,000- $30,000

If we sell at least 25% of the shares we plan to commence marketing campaign. Initially, marketing will be conducted by our sole officer and director, Aliaksandr Savelyeu.

We intend to use marketing strategies, such as web advertisements, direct mailing and phone calls to acquire potential customers.  We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us.  We will encourage such advertising by rewarding the person who referred new clients to us. The referral will be calculated as three per cent (3%) of the net value of services sold by the Company as a direct result of a referral upon successful execution of the consulting agreement. We also plan to attend shows and exhibitions in electromagnetic fields detection, shielding and protection, which help residential customers, managers of apartment complexes and property developers, public and private schools, pre-schools and day cares, city governments and various sectors in need of electromagnetic fields detection, shielding and protection services in Ukraine come face to face and find new business opportunities and partners. We plan to attend shows and exhibitions held in the Lvov Region of Ukraine both as guests and vendors. During the first year, assuming available funds, we plan on attending one or two shows and estimate that it will cost us approximately $1,000.  If we sell 25% of shares in this offering, we intend to spend at least $6,000 for marketing campaign. We estimate our marketing costs to be $10,000, $20,000 and $30,000 respectively if we sell 50%, 75% and 100% of the shares in this offering.

Develop Website.

Time Frame: 6th- 8th months.

Estimated Cost $3,000- $10,000

During this period, we intend to begin developing our website. Our sole officer and director, Mr. Aliaksandr Savelyeu, will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000. If we sell two-third of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $8,000 and $10,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations. As of the date of this prospectus we have not yet identified or registered any domain names for our website.

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Establish our Office.

Time Frame: 9th-10th months.

Material costs: minimum $3,000.

Upon completion of the offering we plan to set up office in Ukraine and acquire the necessary equipment (electromagnetic field and radio frequency meters/detectors and PCs) to begin operations. Our sole officer and director, Aliaksandr Savelyeu, will take care of our initial administrative duties. We believe that it will cost at least $3,000 to set up office and obtain the necessary equipment to begin operations. If we sell two-third of the shares offered we will buy better PCs with advanced features. In this case, set up costs will be approximately $8,000. In the event we sell all of the shares offered we will have our office in a better location, will buy additional office equipment and more advanced software that will help us in everyday operations and in protection of our database. Therefore the office set up cots will be approximately $12,000.

To service our current contract with Yar Center signed on April 25, 2014 we relied on electromagnetic field and radio frequency meters/detectors to establish areas of concerns for the building located at 22 Patona St, Lvov, Ukraine 79001 and to measure the radiofrequency electromagnetic field intensity levels both inside and outside of the building.  PCs were used to prepare assessment surveys and written recommendations for shielding of the radiofrequency electromagnetic field levels. Both electromagnetic field and radio frequency meters/detectors and PCs are owned by our director, Mr. Aliaksandr Savelyeu. We anticipate relying on Mr. Savelyeu’s current business resources to service future agreements until we have available funds to obtain our own PCs and equipment and tools we need to carry out our planned operations. Currently, this option is highly questionable, as no significant revenues are anticipated until we fully implement our business plan and execute additional service agreements.

Hire a Specialist

Time Frame: 10th - 12th months.

Material costs: $10,000-$30,000.

Initially, our director will look for potential customers. We intend to use marketing strategies, such as direct mailing, phone calls and e-mails to potential customers. Once we begin to execute consulting agreements and have funds available for growth we may hire one consulting specialist with good knowledge and broad connections to the industry. This individual will be an independent contractor compensated solely in the form of commissions, calculated as a percentage of net profits generated from execution of consulting agreements.

In summary, during 1st-10th month we should be able to negotiate consulting agreements with potential customers and commence marketing campaign. Then we are going to develop our website and establish an office in Ukraine. There is no assurance that we will generate any significant revenue in the first 12 months after completion our offering .. ..

Mr. Aliaksandr Savelyeu, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Mr. Aliaksandr Savelyeu has agreed to commit more time as required. Because Mr. Aliaksandr Savelyeu will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of significant revenues and a cessation of operations.

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Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Gross proceeds	30,000	$60,000	$90,000	$120,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$22,000	$52,000	$82,000	$112,000
Establishing an office	$3,000	$5,000	$8,000	$12,000
Website development	$3,000	$5,000	$8,000	$10,000
Salary to a specialist	$-	$10,000	$20,000	$30,000
Marketing and advertising	$6,000	$10,000	$20,000	$30,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Miscellaneous expenses*	$-	$12,000	$16,000	$20,000

*general administrative expenses, business development, support materials

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have  generated  revenues of only $900 .. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on June 14, 2013 to March 31, 2014

During the period we incorporated the company, prepared a business plan and executed a Consulting Agreement with Yar Centre on April 25, 2014. Our loss since inception is $852. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for net proceeds of $4,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2014, the Company had $3,472 cash and our liabilities were $324. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 4,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

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We are attempting to raise funds to proceed with our plan of operation. Our current cash on hand will be used to pay the fees and expenses of this offering. We will have to utilize funds from Aliaksandr Savelyeu, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Aliaksandr Savelyeu has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

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DESCRIPTION OF BUSINESS

General

Sand International Inc. was incorporated in the State of Nevada on June 14, 2013 and established a fiscal year end of March 31. We have minimal revenues and minimal assets and have incurred losses since inception. We are a development-stage company formed to operate a consulting business in  electromagnetic fields, including but  not limited to consulting in microwave, electrical and ionizing detection, shielding and protection. We offer services which incorporate site checks to establish the areas of concern, measure and mitigate both the magnetic fields and the electrical fields, prepare assessment surveys, offer advice on how to protect our clients from potentially damaging radiation, electromagnetic interference investigations, electromagnetic fields consulting services, and all types of inspection and abatement in Ukraine. Mr. Savelyeu, our sole director and officer, has over 3.5 years of direct experience in measuring the radiofrequency electromagnetic field intensity levels and indirect experience in establishing arears of concerns for the buildings and preparation of written recommendations for shielding of the radiofrequency electromagnetic fields levels. Mr. Savelyeu obtained this experience while working as Junior Specialist at the Karpenko Physical-Mechanical Institute of the National Academy of Science of Ukraine where his duties are but not limited to performing testing of the responsible equipment of power generating, building, oil-and gas- transport systems and electromagnetic fields as well as measuring the radiofrequency electromagnetic field intensity levels. To date, we have had limited operations. We have developed our business plan, , executed a Consulting Agreement  with  Yar Centre, a Ukraine based company , on April 25, 2014 and generated out first revenue of $900 on June 24, 2014 pursuant to the signed agreement.

We need proceeds from this offering to start our 12 months plan of operation. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have  earned  revenue of $900 .. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

The total estimated amount of funds required to develop our business is $30,000. We need funds for offering costs, general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months. We have generated  revenue of only $900 from operations to date and there is no assurance that we will ever generate any significant revenue.

We are a development stage company and operate a consulting business in electromagnetic fields in Ukraine. We do not plan to target any particular businesses initially and do not intend on concentrating on any particular geographic markets within Ukraine.  We plan to expand our services to North American market in the future if we have the available resources and growth to warrant it. We maintain our statutory registered agent's office at 2360 Corporate Circle, Ste. 400 Henderson, Nevada 89074-7722.  Our business office is located at 13 Stusa Street, Lvov Region, Zvirka, Ukraine, 8000. Out phone number is 011-380-325728055.

Description of Electromagnetic fields.

Electromagnetic fields are by definition created by motion of elemental charges (electrons), either in free space, or constrained within a wire. When that motion or flow is relatively constant, we define it as direct current. When it is changing with time, we define it as alternating current.

A normal electromagnetic system exists within and around our planet that is necessary for our survival. It produces direct current voltage (direct current is the unidirectional flow of electric charge) and current (an electric current is a flow of electric charge). .. These steady-state magnetic and electric fields have been our normal everyday setting and have connected us to the Earth's periodic rhythms.

The types of field that we are concerned about from a health effects standpoint are alternating current (in alternating current the flow of electric charge periodically reverses direction) , or time-varying, fields whose strength and direction change regularly with time. They arise exclusively from man-made sources, specifically electric power and communications systems, and have been present in our environment for only about the past century.

Alternating  or changing with time electric fields

The alternating electric fields can be produced from power distribution wiring, structural cavity wiring, or appliance cordage. Most residential structures are transparent to alternating electric fields. When biological structures are exposed to such fields, every molecule will consistently try to align with each field variation. The same happens within a microwave oven, to such an extent that molecular friction is produced that manifests itself as heat. At power line frequency, 60 or 50 cycles/second, molecular friction is quite reduced, although interference with chemical synthesis persists, because random alignment is continuously interfered with, possibly preventing certain reactions. While scientists do not exactly know what is happening, exposure continues possibly promoting a variety of diseases that cannot be associated with any other factors, such as chronic fatigue, fibromyalgia (a chronic widespread pain) , sleep deprivation, general irritability. Those with environmental hypersensitivity can feel immediate relief when the source of power is turned off, eliminating the electric field presence.

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Alternating or changing with time magnetic fields

The alternating magnetic fields can be produced from power distribution wiring, grounding interconnections to mask a fire hazard, wiring errors, and locally from appliances. While those from appliances are point sources, whose level of emission drops off dramatically with increasing distance from the source, they are nonetheless important if exposure is lengthy.

Most residential structures are transparent to alternating magnetic fields. The interaction, however, is more complex than from electric fields, causing strange "windowing" effects. That is, effects that manifest most easily at certain intensities or frequencies, although even for the single-frequency exposure to power line frequencies, 60 or 50 cycles/second, one of the marked effects of extended exposure to more than a few milliGauss (the gauss is the unit of measurement of a magnetic field) is an increase in the occurrence of Leukemia.

Electromagnetic fields can be problematic from two perspectives: the concern over potential health effects from human exposure, and the disruption to sensitive equipment under high field conditions. Electromagnetic fields testing and remediation services can address both issues.

Electromagnetic fields exposure has become a topic of concern for many people and is an active area of biophysical research. Scientific studies in recent years have shown an apparent correlation between exposure to elevated magnetic field levels and the risk of adverse health effects. The same is true for radio frequency radiation from broadcast and cell phone towers. Significant controversy now exists over the degree of risk posed by this exposure, and the exact mechanisms of interaction by which electromagnetic fields may influence biological processes. Confronted with this uncertain risk, many individuals and organizations have chosen to take a cautious approach and limit their exposure where possible. (**)

Consulting Services

We operate a consulting business in electromagnetic fields, microwave, electrical and ionizing detection, shielding and protection in Ukraine. We offer services which incorporate site checks to establish the areas of concern, measure and mitigate both the magnetic fields and the electrical fields, prepare assessment surveys, offer advice on how to protect our clients from potentially damaging radiation, electromagnetic interference investigations, electromagnetic fields consulting services, and all types of inspection and abatement in Ukraine.

1.

Electromagnetic fields  surveys. Electromagnetic fields  measurement surveys are usually conducted for one of the following applications:

-

Evaluation of a commercial space where equipment is being adversely affected by building electrical systems or other interference sources, or where concern about human exposure exists;

-

 Evaluation of a residence from an exposure assessment perspective;

Assessment of human exposure to industrial radio frequency sources such as heat sealers, dielectric seam welders, induction heating equipment, or microwave dryers.

1.

Active shielding. Active magnetic shielding systems are used primarily for reducing power line magnetic fields. They are effective for both transmission and distribution lines, overhead or underground. Within a defined area, the magnetic field can often be reduced to a very low level. While passive shielding using metal plates is commonly used for single rooms, active shielding is usually the only practical approach to power line field mitigation at the whole-building level.

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2.

Electromagnetic fields  shielding and mitigation alternatives. Electromagnetic fields  shielding is a broad term with diverse meanings, primarily because there are many different types of electromagnetic fields including but not limited to electric and magnetic fields,  radio frequency electromagnetic fields, different frequencies, different sources. Power frequency magnetic shielding is what many people have in mind when they are looking for an electromagnetic field  shield. It has become common in areas of commercial buildings near the power control and distribution equipment. Radio frequency shielding was the first fully developed electromagnetic fields  shielding application, and is widely used in many different forms. Two broad categories of utilization are recognized: (1) protection of sensitive equipment or people from high intensity electromagnetic fields, and (2) prevention of signal escape from secure facilities where secret or classified information is processed. Techniques and materials for reduction of the different types and frequencies of field: electric, magnetic, and electromagnetic fields are offered. Typical sources for each field type are identified.

3.

Electrical wiring problems and high magnetic fields. High magnetic field environments are created more frequently by electrical and grounding system problems than by any other source. This is true in both residential and commercial buildings. The problem usually results from unbalanced and improperly wired feeders and branch circuits. The elevated magnetic fields that result from this imbalance can be a source of electromagnetic interference or concern over human health effects. The problem usually is being resolved by eliminating the unbalanced and improperly wired feeders and branch circuits.

To service our current contract with Yar Center signed on April 25, 2014 we relied on electromagnetic field and radio frequency meters/detectors to establish areas of concerns for the building located at 22 Patona St, Lvov, Ukraine 79001 and to measure the radiofrequency electromagnetic field intensity levels both inside and outside of the building.  PCs were used to prepare assessment surveys and written recommendations for shielding of the radiofrequency electromagnetic field levels. Both electromagnetic field and radio frequency meters/detectors and PCs are owned by our director, Mr. Aliaksandr Savelyeu. We anticipate relying on Mr. Savelyeu’s current business resources to service future agreements until we have available funds to obtain our own PCs and equipment and tools we need to carry out our planned operations. Currently, this option is highly questionable, as no significant revenues are anticipated until we fully implement our business plan and execute additional service agreements. Our services can be performed by Mr. Savelyeu individually and no assistance of other individuals is required.

Clients

Our president and director, Mr. Aliaksandr Savelyeu will market our services and negotiate with potential customers.   We expect that our potential customers will be: residential customers, managers of apartment complexes and property developers, public and private schools, pre-schools and day cares, city governments and various sectors in need of electromagnetic fields detection, shielding and protection services in Ukraine. We intend to develop and maintain a database of potential customers who may want to use our services.  We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email and regular mail.  We plan to attend trade shows in our industry to showcase our services with a view to find new customers.  We will ask our satisfied customers for referrals.

We will market and advertise our services on our web site by showing its advantages over similar services offered by other companies.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

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We expect that our potential clients will consist of the following:

1. Residential customers, apartment complexes and property developers, public and private schools, pre-schools and day cares, city governments and various sectors in need of EMF detection, shielding and protection services in Ukraine;

2. Residential customers, apartment complexes and property developers, public and private schools, pre-schools and day cares, city governments and various sectors in need of electromagnetic fields detection, shielding and protection services in Europe. This option would be available to us only in the future, assuming available resources and growth to warrant it; and

3. Residential customers, apartment complexes and property developers, public and private schools, pre-schools and day cares, city governments and various sectors in need of electromagnetic fields  detection, shielding and protection services in the North America.  This option would be available to us only in the future, assuming available resources and growth to warrant it.  Currently this option is questionable, given the small revenues and limited operations to date.

Competition

Our competitors will include Ukrainian companies providing consulting businesses in electromagnetic fields detection, shielding and protection in Ukraine. As of the date of the Prospectus the only company that we are aware of that provides consulting services in electromagnetic field detection, shielding and protection is SGS Ukraine ( http://www.sgsgroup.com.ua ) located in Odessa. We will not be differentiating ourselves from the foregoing, but merely competing with them. The consulting industry in electromagnetic fields detection, shielding and protection is fragmented and competitive, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have limited operations. Older, well-established companies, companies with substantial customer bases, longer operating histories and better financial positions currently attract customers. Since we have limited operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the quality of the consulting services that we provide.   There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, client database, marketing, service, technical and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. At this time, our principal method of competition will be through personal contact with potential clients.

Some of the additional competitive factors that may affect our business are as follows:

1.

Number of Competitors Increase: other companies may follow our business model of offering consulting services to the potential customers in Ukraine and Europe, which will reduce our competitive edge;

2.

Price: Our competitors may be offering similar service at a lower price forcing us to lower our prices as well and possibly offer our service at loss;

Revenues

The company’s revenues will be what we charge our clients for our consulting services.

The work flow for our consulting services will be as follows:

1.

Customer inquiries about the services along with necessary documents, materials, plans and schemes.

2.

Our quote is submitted to the customer for approval.

3.

Upon approval of pricing and terms service agreement is signed and the work is commenced.

4.

The service is completed and delivered to the Customer.

5.

An invoice for the job is submitted.

6.

Payment received by money order, bank to bank transfer, check, etc.

Estimated Prices for our consulting services are:

-

Initial Meeting with Client - free of charge;

-

Consulting fees: will vary depending on size of the building, length of the project and scope of work involved, starting from USD 100 per hour. We intend to use USD (American Dollar) when conducting our operations.

Invoicing will be on a monthly basis. Sand International Inc.  shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the client’s business.  All actual reasonable and necessary expenditures, which are directly related to the consulting services, are to be reimbursed by the clients.

We cannot guarantee that we will be able to find successful contracts with the potential customers in need of electromagnetic fields detection, shielding and protection service in Ukraine and Europe, in which case our business may fail and we will have to cease our operations.

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Agreement

On April 25, 2014  a Consulting Agreement was signed with Yar Centre, a Ukraine based company. Yar Centre’s principal business is leasing of retail and office space to various businesses in Ukraine. Yar Centre is not a related party or affiliate of Sand International, Inc.

The agreement with Yar Centre, contains the following material terms:

2. Term of Agreement/Termination: The term of this Agreement shall be for 4 months beginning from the Effective Date, unless terminated earlier as provided herein. CLIENT may terminate this Agreement for any reason upon twenty (20) days advance written notice to Consultant. Consultant may terminate this Agreement in the event that CLIENT commits a breach of its material obligations hereunder, upon twenty (20) days advance written notice and where CLIENT does not cure the breach.

3. Payment: The CLIENT will pay to Consultant $100.00 per hour for services rendered to the CLIENT under this Agreement.  Invoicing should be on a monthly basis, beginning after the Consultant has completed his first four (4) weeks of service. Consultant shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the CLIENT’s business.  Payment by CLIENT is due within thirty (30) days from receipt of an approved invoice. The CLIENT agrees to reimburse Consultant for all actual reasonable and necessary expenditures, which are directly related to the consulting services.  These expenditures include, but are not limited to, expenses related to travel (i.e. airfare, hotel, temporary housing, meals, parking, mileage, etc.), telephone calls, and postal expenditure.  Expenses incurred by Consultant will be reimbursed by the CLIENT within 15 days of Consultant’s proper written request for reimbursement.

The following services to be provided pursuant to the signed agreement:

1.

incorporate facility check to establish areas of concerns for the building located at 22 Patona Street, Lvov Ukraine 79001;

2.

measure the radiofrequency electromagnetic field intensity levels both inside and outside of the building;

3.

prepare assessment surveys;

4.

offer advice on how to protect clients from potentially damaging radiation;

5.

prepare a written recommendation for shielding of the radiofrequency electromagnetic fields levels;

6.

give written recommendations or instructions via phone, mail or email regarding any CLIENT’s questions that are not mentioned above, but are related to electromagnetic fields detection, shielding and protection.

Method:

1.

all readings will be taken as a percentage of the general population limit and will be measured over a seven minute period;

2.

both the cumulative total maximum value and the seven minute time averaging radio frequency intensity values will be logged for each radio frequency probe.

Initially, our director Mr. Aliaksandr Savelyeu will work with the current consulting agreement.  In the future we also expect Mr. Aliaksandr Savelyeu to work on potential consulting agreements with other Ukranian and European companies. However, since our sole officer and director, Mr. Aliaksandr Savelyeu, has other business commitments, he will only be devoting limited time to our operations.  Mr. Aliaksandr Savelyeu intends to devote approximately 30% (20 hours a week) of his business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

We cannot guarantee that we will be able to find successful contracts with Ukraine companies, in which case our business may fail and we will have to cease our operations.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Aliaksandr Savelyeu.

Offices

Our business office is located at 13 Stusa Street, Lvov Region, Zvirka, Ukraine, 8000. This is the office provided by our President and Director, Aliaksandr Savelyeu. Our office is a part of a Mr. Aliaksandr Savelyeu’s residence. Our phone number is 011-380-325728055. We do not pay any rent to Mr. Aliaksandr Savelyeu and there is no agreement to pay any rent in the future. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. ..   We believe that regulations, rules and directives of governmental authorities will not have a material impact on the way we conduct our business in Ukraine and the USA as our customers will be responsible for taxes or any other additional fees that might incur while purchasing our services.

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LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Aliaksandr Savelyeu 13 Stusa Street, Lvov Region, Zvirka, Ukraine, 8000	27	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Aliaksandr Savelyeu has acted as our President, Treasurer, Secretary and sole Director since our incorporation on June 14, 2013. Mr. Aliaksandr Savelyeu owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Aliaksandr Savelyeu was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Mr. Aliaksandr Savelyeu’s previous employments, experience, qualifications, attributes or skills.

Mr. Savelyeu graduated from the Institute of Power Engineering and Control Systems of Lvov in June, 2010. Since September, 2010  Mr. Savelyeu has worked as Junior Specialist at the Karpenko Physical-Mechanical Institute of the National Academy of Science of Ukraine where his main duties are to perform testing of the responsible equipment of power generating, building, oil-and gas- transport systems and electromagnetic fields as well as measuring the radiofrequency electromagnetic field intensity levels. Since September, 2010 Karpenko Physical-Mechanical Institute of the National Academy of Science of Ukraine is the only company Mr. Savelyeu has worked for. Mr. Savelyeu had no previous occupation or employer in the past five years, other than his current position as a Junior Specialist at the Karpenko Physical-Mechanical Institute. Mr. Savelyeu intends to devote close to 30% (20 hours /week) of his time to planning and organizing activities of Sand International Inc.

During the past ten years, Mr. Aliaksandr Savelyeu has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Aliaksandr Savelyeu was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Aliaksandr Savelyeu’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Aliaksandr Savelyeu, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on June 14, 2013 until March 31, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Aliaksandr Savelyeu, President, Secretary and Treasurer	June 14, 2013 to March 31, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Aliaksandr Savelyeu currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of March 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Aliaksandr Savelyeu	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aliaksandr Savelyeu will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On August  30, 2013, we issued a total of 4,000,000 shares of restricted common stock to Aliaksandr Savelyeu, our sole officer and director in consideration of $4,000. Further, Mr. Aliaksandr Savelyeu has advanced funds to us. As of March 31, 2014, Mr. Aliaksandr Savelyeu advanced us $324. Mr. Aliaksandr Savelyeu will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Aliaksandr Savelyeu. Mr. Aliaksandr Savelyeu will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. There is no assurance that we will ever generate significant revenues from our operations. The obligation to Mr. Aliaksandr Savelyeu does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Aliaksandr Savelyeu or the repayment of the funds to Mr. Aliaksandr Savelyeu. The entire transaction was verbal. Mr. Aliaksandr Savelyeu is providing us office space free of charge and we have a verbal agreement with Mr. Aliaksandr Savelyeu that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 31, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Aliaksandr Savelyeu Ukraine13 Stusa Street, Lvov Region, Zvirka, Ukraine, 8000	4,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of March 31, 2014 there were 4,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

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There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Sand International Inc. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Aliaksandr Savelyeu will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Aliaksandr Savelyeu is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Aliaksandr Savelyeu will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Aliaksandr Savelyeu is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Aliaksandr Savelyeu will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Aliaksandr Savelyeu will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Sand International Inc. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Savelyeu will sell the shares and intends to offer them to friends, family members, neighbors and business acquaintances.  His methods of communication will include: phone calls, email, and regular mail.

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Sand International Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Sand International Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000. We will have to utilize funds from Aliaksandr Savelyeu, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process, however there is no written agreement in place.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Sand International Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2014, there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Aliaksandr Savelyeu owns 4,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a)

The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $120,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Sand International Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Scott P. Doney, Esq. of Cane-Clark LLP has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

MaloneBailey, LLP our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. MaloneBailey, LLP has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by MaloneBailey, LLP.

Our financial statements from Inception to March 31, 2014, immediately follow:

SAND INTERNATIONAL INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

MARCH 31, 2014

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders of

Sand international, Inc (a development stage company)

Zvirka, Ukraine

We have audited the accompanying balance sheet of Sand international, Inc as of March 31, 2014 and the related statements of operations, shareholders’ equity, and cash flows for the period from June 14, 2013 (date of inception) to March 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sand international, Inc as of March 31, 2014 and the results of its operations and its cash flows for the period from June 14, 2013 (date of inception) to March 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company suffered losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 28, 2014

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SAND INTERNATIONAL INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
MARCH 31, 2014
ASSETS
Current Assets
Cash	$ 3,472
Total current assets	3,472

Total assets	$ 3,472
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Current liabilities
Loans from Shareholders	324
Total liabilities	324

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(852)
Total stockholder’s equity	3,148
Total liabilities and stockholder’s equity	$ 3,472

The accompanying notes are an integral part of these financial statements.

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SAND INTERNATIONAL INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (JUNE 14, 2013) to MARCH 31, 2014
Revenues	$ -
Operating Expenses
General and administrative expenses	852
Total operating expenses	852
Loss before income taxes	(852)
Net loss	$ (852)
Loss per common share – Basic	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic	2,961,938

The accompanying notes are an integral part of these financial statements.

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SAND INTERNATIONAL INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (JUNE 14, 2013) TO MARCH 31, 2014
	Number of common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during the development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001	4,000,000	4,000	-	-	4,000
Net loss	-	-	-	(852)	(852)
Balance as of March 31, 2014	4,000,000	$ 4,000	$ -	$ (852)	$ 3,148

The accompanying notes are an integral part of these financial statements.

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SAND INTERNATIONAL INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JUNE 14, 2013) to MARCH 31, 2014
Operating Activities
Net loss	$ (852)
Net cash provided by (used in) operating activities	(852)
Financing Activities
Sale of common stock	4,000
Loans from Shareholder	324
Net cash provided by financing activities	4,324
Net increase (decrease) in cash and equivalents	3,472
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 3,472
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Financing Activities	$ -

The accompanying notes are an integral part of these financial statements.

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SAND INTERNATIONAL INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

SAND INTERNATIONAL INC. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 14, 2013.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through March 31, 2014 the Company has not generated any revenue and has accumulated losses of $852.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At March 31, 2014 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during as at March 31, 2014.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted March 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

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Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of March 31, 2014 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has not generated revenue since its inception and losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On August 30, 2013, the Company issued 4,000,000 shares of its common stock at $0.001 per share for total proceeds of $4,000.

As of March 31, 2014, the Company had 4,000,000 shares issued and outstanding.

NOTE 4 – RELATED PARTY TRANSACTIONS

On August 30, 2013, the Company sold 4,000,000 shares of common stock at a price of $0.001 per share to its director.

As of March 31, 2014, the Director loaned $324 to the Company to pay for incorporation expenses. This loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2014 to May 28, 2014  and has determined that there are no items to disclose.

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PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

SAND INTERNATIONAL INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$19.37
Auditor Fees and Expenses	$4,000.00
Legal Fees and Expenses	$1,500.00
EDGAR fees	$480.63
Transfer Agent Fees	$2,000.00
TOTAL	$8,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Sand International Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Sand International Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Aliaksandr Savelyeu	August 30, 2013	4,000,000	$4,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Consulting Agreement dated April 25, 2014 *
23.1	Consent of independent registered public accounting firm

*Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Zvirka, Ukraine, on July 21 , 2014.

SAND INTERNATIONAL INC.

By:	/s/	Aliaksandr Savelyeu
	Name:	Aliaksandr Savelyeu
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Aliaksandr Savelyeu
Aliaksandr Savelyeu	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	July 21 , 2014

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Consulting Agreement dated April 25, 2014 *
23.1	Consent of independent registered public accounting firm

*Previously filed

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